Exhibit (a)(5)(M)

Election Form to Tender Shares of Common Stock

of

BLUEBIRD BIO, INC.

at $3.00 in cash per share, plus one contingent value right per share representing the right to receive a contingent payment of $6.84 in cash upon the achievement of a specified milestone pursuant to the Offer to Purchase, dated March 7, 2025, by BEACON MERGER SUB, INC., a wholly-owned subsidiary of BEACON MIDCO, INC., a wholly-owned subsidiary of BEACON PARENT HOLDINGS, L.P., whose general partner is BEACON GENERAL PARTNER, LLC, an affiliate of CARLYLE PARTNERS GROWTH, L.P., SK CAPITAL PARTNERS VI-A, L.P. and SK CAPITAL PARTNERS VI-B, L.P.

You have received this Election Form in connection with the offer (the “Offer”) by Beacon Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and an indirect wholly owned subsidiary of Beacon Parent Holdings, L.P. (“Parent”), a Delaware limited partnership, to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of bluebird bio, Inc., a Delaware corporation (“bluebird”), in exchange for (i) $3.00 in cash per Share on the terms and subject to the conditions set forth in the Offer to Purchase, dated March 7, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”) plus (ii) one contingent value right (each, a “CVR”) per Share, subject to and in accordance with the terms and conditions set forth in the Contingent Value Rights Agreement that will be entered into by and among Parent, a rights agent mutually agreeable to Parent and bluebird, and, solely for certain purposes, the Surviving Corporation (as defined in the Offer to Purchase) (the “CVR Agreement”), representing the right to receive one contingent payment of $6.84 in cash, subject to any applicable withholding taxes and without interest thereon, payable upon the achievement of the specified milestone set forth in, and subject to the terms and conditions of the CVR Agreement and the Offer to Purchase.

Our records indicate that you currently hold Shares in your Shareworks Stock Plan Account. Please confirm your name in the space below, and indicate how many of your Shares you wish to tender in the Offer.

Please complete this form no later than 3:00 p.m. Eastern Time on April 17, 2025.

Name of Holder	Numbers of Shares to be Tendered
	Bluebird – Employee Purchase Plan	Vested Restricted Awards	Employee Purchase Plan
	Other:	Other:	Other:

You cannot tender more Shares than you currently hold in your Shareworks Stock Plan Account. If you indicate that you wish to tender a greater number of Shares than you currently hold in your Shareworks Stock Plan Account, you will be deemed to have elected to tender all of the Shares you currently hold.

Additional Information and Where to Find It

This communication is not an offer to buy nor a solicitation of an offer to sell any securities of bluebird. The solicitation and the offer to buy shares of bluebird’s common stock is being made pursuant to a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials, that were filed by Parent and Merger Sub with the SEC on March 7, 2025. In addition, bluebird has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer with the SEC on March 7, 2025. The tender offer materials and the Solicitation/Recommendation statement, as they may be amended from time to time, contain important information that should be read carefully when they become available and considered before any decision is made with respect to the tender offer. Investors will be able to obtain a free copy of these materials and other documents filed by Parent, Merger Sub and bluebird with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, copies of these materials and other documents by calling Innisfree M&A Incorporated, the information agent for the Offer, toll-free at (877) 825-8793 for stockholders or by calling collect at (212) 750-5833 for banks or brokers.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 OF BLUEBIRD AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

[Signature Page Follows]

Acknowledged and agreed:

[Name]

(Signature Page to Tender Election Form)